UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 31, 2006


                               BE AEROSPACE, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-18348                   06-1209796
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                   Identification Number)

                            1400 Corporate Center Way
                            Wellington, Florida 33414
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into Material Definitive Agreement

Amendments to Employment Agreements

            On July 31, 2006 BE Aerospace, Inc. (the "Company") entered into amended and restated employment agreements with each of Amin J. Khoury (the "AK Agreement") and Thomas P. McCaffrey (the "TM Agreement"). The amendments, which were approved by both the Stock Option and Compensation Committee of the Board of Directors of the Company (the "Committee") and the Board of Directors of the Company, are intended to assist in the retention of, and to further incentivize, Mr. Khoury and Mr. McCaffrey and to bring the agreements into compliance with
Section 409A of the U.S. Internal Revenue Code of 1986, as amended ("Section 409A"), which became effective in 2005. Each of these agreements, as in effect prior to the amendments, is described in detail in the Company's Proxy Statement dated May 9, 2006 for its Annual Meeting of Stockholders held on June 28, 2006 (the "Proxy Statement").

            AK Agreement. The amendment modified the definition of Change of Control to conform to Section 409A. In addition, the amendment modified the benefits paid upon a Change of Control. Prior to the amendment, the AK Agreement provided for a lump sum payment equal to two times the base salary payable to Mr. Khoury through the third anniversary of a Change of Control and, upon a termination of his employment with the Company for any reason other than death or disability within three years following a Change of Control, Mr. Khoury would continue to be entitled to certain additional benefits, as provided in the AK Agreement. The amendment eliminated these benefits.

            In order to assist in the retention of and to further incentivize Mr. Khoury and in lieu of the Change of Control benefits, on July 31, 2006 Mr. Khoury was granted an award of 387,878 shares of restricted stock (the "Restricted Stock") pursuant to the Company's 2005 Long-Term Incentive Plan, as amended (the "Plan"). The Restricted Stock is subject to four year cliff-vesting on July 31, 2010 provided that Mr. Khoury is employed on such date. In addition, vesting of the Restricted Stock will accelerate upon a Change of Control, Mr. Khoury's termination due to death or incapacity or the termination of Mr. Khoury's employment by the Company for any reason. In all other respects, the Restricted Stock will be subject to the terms of the Plan and the Company's standard form of restricted stock agreement.

            In addition, the amendment removed the Company's obligation to provide Mr. Khoury with certain benefits following his termination of employment and provided that if Mr. Khoury's employment terminates for any reason (including his voluntary resignation), other than death or incapacity, the Company will retain Mr. Khoury to provide consulting services for a period of five years (the "Consulting Period"). Mr. Khoury's services during the Consulting Period will consist of strategic planning, financial planning, merger and acquisition advice and consultation to the Company, as well as providing periodic advice and consultation regarding key staffing and recruitment issues and such other services mutually agreed to by the Executive and the Company. During the Consulting Period Mr. Khoury will receive a consulting fee of fifteen percent (15%) of his salary in effect on the date of termination of his employment with the Company. In addition, Mr. Khoury will continue to be entitled to an office, an assistant, travel benefits, automobile allowance and reimbursement for certain out-of-pocket expenses. During the Consulting Period,


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Mr. Khoury will also remain subject to all of the restrictive covenants set forth in his employment agreement including the confidentiality, nonsolicitation and noncompetition provisions.


           In all other material respects, the AK Agreement remains unchanged. The AK Agreement, as amended and restated, is attached to this Form 8-K as
Exhibit 99.1.

           TM Agreement. The amendment to the TM Agreement modified the definition of Change of Control to conform to Section 409A. In addition, the amendment modified the benefits paid upon a Change of Control. Prior to the amendment, the TM Agreement provided for a lump sum payment equal to two times the base salary payable to Mr. McCaffrey through the third anniversary of a Change of Control. In order to assist in the retention of and to further incentivize Mr. McCaffrey and in lieu of this Change of Control benefit, on July 31, 2006, Mr. McCaffrey was granted an award of 107,070 shares of Restricted Stock pursuant to the Plan. The Restricted Stock is subject to four-year cliff-vesting on July 31, 2010, provided that Mr. McCaffrey is employed on such date. In addition, vesting of the Restricted Stock will accelerate upon a Change of Control, Mr. McCaffrey's termination due to death or incapacity, the termination of Mr. McCaffrey's employment by the Company without Cause or Mr. McCaffrey's resignation for Good Reason (each as defined in the TM Agreement). In all other respects, the Restricted Stock will be subject to the terms of the Plan and the Company's standard form of restricted stock agreement.

         The amendment also removed the Company's obligation to provide Mr. McCaffrey and his spouse with medical and dental benefits (including participating in the Company's executive medical reimbursement plan) for five years following his termination of employment. In lieu of these benefits, Mr. McCaffrey's severance benefits under the Agreement have been amended to provide that (i) upon a termination of employment by the Company without Cause or Mr. McCaffrey for Good Reason, Mr. McCaffrey will receive a severance benefit equal to two times his salary and (ii) upon a termination of employment by Mr. McCaffrey without Good Reason, Mr. McCaffrey will receive a severance benefit equal to one times his salary. Previously, Mr. McCaffrey was eligible to receive a severance payment of one times his base salary if his employment was terminated for any reason other than (i) by the Company for Cause, (ii) due to his death or incapacity or (iii) by Mr. McCaffrey without Good Reason.

         Mr. McCaffrey and his eligible dependents will also be entitled to receive continuation of medical benefits (other than the executive medical reimbursement plan) for two years following the termination of his employment with the Company for death or incapacity, to the extent the Company medical plan satisfies the welfare plan exemption under Section 409A.

         The amendment also amends the definition of Cause in the TM Agreement, so that Cause generally includes a willful and continued failure by Mr. McCaffrey to substantially perform his duties, a willful engaging by Mr. McCaffrey in misconduct which is materially injurious to the Company and a nonappealable and final felony conviction against Mr. McCaffrey which would render it impossible for Mr. McCaffrey to perform his duties or would render the reputation of the Company materially damaged by the continuance of Mr. McCaffrey's employment.


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         In all other material respects, the TM Agreement remains unchanged. The
TM Agreement, as amended and restated, is attached to this Form 8-K at Exhibit 99.2.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, BE Aerospace, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 BE AEROSPACE, INC.
                                 (Registrant)



                                 By:  /s/  Thomas P. McCaffrey
                                      ------------------------------------------
                                      Name:   Thomas P. McCaffrey
                                      Title:  Senior Vice President of
                                              Administration and Chief Financial
                                              Officer


Date:    August 3, 2006


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                                INDEX TO EXHIBITS


Exhibit No.    Description
-----------    -----------

99.1 Amended and Restated Employment Agreement with Amin J. Khoury, dated July 31, 2006.

99.2           Amended and Restated Employment Agreement with Thomas P.
               McCaffrey, dated July 31, 2006.





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